UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 7, 2025
INTUITIVE MACHINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40823	36-5056189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13467 Columbia Shuttle Street
Houston, TX 77059
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (281) 520-3703

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, par value $0.0001 per share	LUNR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 (this “Amendment”) amends the Current Report on Form 8-K of Intuitive Machines, Inc. (the “Company”) filed with the Securities Exchange Commission (the “SEC”) on August 7, 2025 (the “Original Current Report”), in which the Company reported, among other events, that the Company entered into a Stock Purchase Agreement (the “SPA”) to acquire 100% of the issued and outstanding capital stock of KinetX, Inc.

This Amendment is solely for the purpose of (i) filing the Purchase Agreement as a material agreement on Exhibit 2.1 to the Original Current Report and (ii) to revise the exhibit index in Item 9.01 of the Original Current Report to reflect the inclusion of Exhibit 2.1.

Except as noted above, this Amendment does not amend, modify or update in any way the disclosures made under Items 1.01 or 2.01 of the Original Current Report. Interested parties should refer to the Original Current Report to review the disclosures made under Items 1.01 and 2.01 and the exhibits previously filed pursuant to Item 9.01.

Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated August 6, 2025, by and between Intuitive Machines, Inc. and KinetX, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*    Schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2025	INTUITIVE MACHINES, INC.

	By:	/s/ Peter McGrath
Name: Peter McGrath
Title: Chief Financial Officer and Senior Vice President